Exhibit (q)
POWER OF ATTORNEY
          The person whose signature appears below hereby appoints David A. McNeill and Kristi Rojohn, each individually, as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of EquiTrust Series Fund, Inc. (specifically registration statements filed under the Securities Act of 1933 with Securities and Exchange Commission filing number 2-38512) and EquiTrust Variable Insurance Series Fund (specifically registration statements filed under the Securities Act of 1933 with Securities and Exchange Commission filing number 33-12791).

Signature	Title	Date

/s/ Erwin H. Johnson	Director	November 18, 2009
Erwin H. Johnson	EquiTrust Series Fund, Inc.

Trustee,
EquiTrust Variable Insurance Series Fund

/s/ Kenneth Kay	Director	November 18, 2009
Kenneth Kay	EquiTrust Series Fund, Inc.

Trustee,
EquiTrust Variable Insurance Series Fund

/s/ Steven W. Plate	Director	November 18, 2009
Steven W. Plate	EquiTrust Series Fund, Inc.

Trustee,
EquiTrust Variable Insurance Series Fund

/s/ James D. Wallace	Director	November 18, 2009
James D. Wallace	EquiTrust Series Fund, Inc.

Trustee,
EquiTrust Variable Insurance Series Fund

/s/ Erlin J. Weness	Director	November 17, 2009
Erlin J. Weness	EquiTrust Series Fund, Inc.

Trustee,
EquiTrust Variable Insurance Series Fund